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                                                                 EXHIBIT 23.4


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          We hereby consent to the incorporation by reference in the previously filed Registration Statements of National City Bancshares, Inc. (Nos. 333-10739 and 333-56295) of our report dated September 3, 1998, on our audit of the Financial Statements of Trigg Bancorp, Inc. as of September 30, 1995, and for the year ended September 30, 1995, which appears in the Current Report on Form 8-K of National City Bancshares, Inc. dated October 9, 1998.

Crowe Chizek & Company LLP
Lexington, Kentucky
October 8, 1998







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